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                                                                    EXHIBIT 99.3

                          IASIS HEALTHCARE CORPORATION
                        LETTER TO REGISTERED HOLDERS AND
                      DEPOSITORY TRUST COMPANY PARTICIPANTS
                                       FOR
                            TENDER OF ALL OUTSTANDING
                    8 1/2% SENIOR SUBORDINATED NOTES DUE 2009
                                 IN EXCHANGE FOR
                    8 1/2% SENIOR SUBORDINATED NOTES DUE 2009
                       THAT HAVE BEEN REGISTERED UNDER THE
                             SECURITIES ACT OF 1933

THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON ________, 2003, UNLESS EXTENDED (THE "EXPIRATION DATE").

NOTES TENDERED IN THE EXCHANGE OFFER MAY BE WITHDRAWN AT ANY TIME PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE.

To Registered Holders and Depository Trust Company Participants:

         We are enclosing herewith the material listed below relating to the offer by IASIS Healthcare Corporation, a Delaware corporation (the "Company"), to exchange its 8 1/2% Senior Subordinated Notes due 2009 (the "New Notes"), which have been registered under the Securities Act of 1933, as amended (the "Securities Act"), for a like principal amount of its issued and outstanding 8 1/2% Senior Subordinated Notes due 2009 (the "Outstanding Notes") upon the terms and subject to the conditions set forth in the Company's Prospectus, dated ______, 2003, and the related Letter of Transmittal (which together constitute the "Exchange Offer").

         Enclosed herewith are copies of the following documents:

             1.   Prospectus, dated ________, 2003;

             2. Letter of Transmittal (together with accompanying Substitute Form W-9 Guidelines);

             3.   Notice of Guaranteed Delivery;

             4. Letter that may be sent to your clients for whose accounts you hold Outstanding Notes in your name or in the name of your nominee; and

             5. Letter that may be sent from your clients to you with such client's instruction with regard to the Exchange Offer.

         We urge you to contact your clients promptly. Please note that the Exchange Offer will expire on the Expiration Date unless extended.

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         The Exchange Offer is not conditioned upon any minimum number of
Outstanding Notes being tendered.

         Pursuant to the Letter of Transmittal, each holder of Outstanding Notes will represent to the Company that (i) the New Notes acquired in exchange for Outstanding Notes pursuant to the Exchange Offer are being acquired in the ordinary course of business of the person receiving such New Notes, (ii) the holder is not engaging in and does not intend to engage in a distribution of the New Notes, (iii) neither the holder nor any such other person has an arrangement or understanding with any person to participate in the distribution of New Notes, and (iv) neither the holder nor any such other person is an "affiliate" (within the meaning of Rule 405 under the Securities Act) of the Company or if it is an affiliate, such holder will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable. If the holder is a broker-dealer that will receive New Notes for its own account in exchange for Outstanding Notes that were acquired as a result of market-making activities or other trading activities, it must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes.

         The enclosed Letter to Clients contains an authorization by the beneficial owners of the Outstanding Notes for you to make the foregoing representations.

         The Company will not pay any fee or commission to any broker or dealer or to any other person (other than the Exchange Agent) in connection with the solicitation of tenders of Outstanding Notes pursuant to the Exchange Offer.

         Additional copies of the enclosed material may be obtained from the undersigned.

                                                    Very truly yours,

                                                    IASIS HEALTHCARE CORPORATION